Exhibit 10.10

PRIVATE AND CONFIDENTIAL	Maybank Singapore Limited
Ref: CDU/JL/21VISTPT	(UEN:2O18O4195C)
J. Sultan Business Centre 200 jalan
Sultan, #01-02 Textile Centre,
Singapore 199018 Tel: +65 6293
8982 Fax: +65 62921463
5 January 2022	www.maybank2u.com.sg

Vistek Pte Ltd

39 Woodlands Close #08-11 Mega@Woodlands

Singapore 737856

Dear Sirs and Madams

Banking facilities

We are pleased to offer to you the following facilities (“Facilities”) on the terms and conditions stated in this Letter of Offer.

This Letter of Offer is in additional to and does not supersede our earlier Letters of Offer as may be supplemented, modified or amended from time to time, granted to you.

1.	Facilities

1. 1	Facility type	Amount	Interest/Commission

For General Facilities

(a)	Overdraft facility (“OD”) repayable on demand	S$300,000	At our Prime Rate calculated on daily basis and payable monthly

(b)	Factoring facility (“FAC”)	S$1,000,000	Details, terms and conditions are as per Annexure A attached and in our Factoring
Agreement
	Total	S$1,300,000

2.	Interest Rate

Our SGD Prime Rate is currently 5.25% per annum.

Any Interest Rate(s) stated in this Letter of Offer (including any applicable margin, spread, commission, bank and other charges and costs) (“Applicable Rate”) may, at our absolute discretion from time to time and at any time, be varied, increased, adjusted, substituted or replaced (including a substitution or replacement of the Applicable Rate with such other rate as we may, at our absolute discretion, determine) and we will notify you of the effective date of the revision.

Without prejudice to the generality of the foregoing, if we determine that any Applicable Rate (including where any available tenor thereof is no longer representative) has or may cease to be published or provided or is or may be unavailable (temporarily, indefinitely or permanently), not appropriate or discontinued at any time, for any reason whatsoever, for the purpose of calculating the interest for any Facility, or the calculation methodology for the Applicable Rate has changed, we may, at our absolute discretion at any time, vary, substitute or replace (including varying, substituting or replacing the applicable rate, margin, calculation methodology or implementing any technical, administrative or operational changes relating thereto) such Applicable Rate (the “Revised Rate”) after giving due consideration to: (i) any designation, nomination or recommendation by a relevant nominating body; and (ii) generally accepted market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the administration of such Revised Rate exists, in such other manner of administration as we decide is reasonably necessary in connection with the administration of this Letter of Offer and all other documents applicable to the Facilities).

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

Following the determination of such Revised Rate(s), we will notify you of the effective date of application of such Revised Rate(s) together with such applicable margin, spread, commission, bank and other charges and costs applicable and, where appropriate, such other information (including details of any consequential modification, variation or amendment to this Letter of Offer) as we, in our absolute discretion, deem appropriate.

Without prejudice to the generality of this clause, in the event of a market disruption, where the applicable Interest Rate (or any component thereof) for a Facility is determined by us to be no longer representative of our effective cost of funding of that Facility, we shall be entitled to review and certify a substitute Interest Rate which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

Any determination, decision or election that may be made by us pursuant to this clause, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding in the absence of manifest error and may be made in our sole discretion and without consent from you, except, in each case, as expressly required pursuant to this clause 2.

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

If any day on which a rate of interest for a Facility is required to be determined is not an business day, the rate of interest on that Facility for that day will be the rate applicable to the immediately preceding business day.

Where a Facility is priced at an interbank rate, if that rate is less than zero, then that interbank rate shall be deemed to be zero.

3.	Default Interest

Default interest (subject to a minimum of S$20 or its equivalent, rounded up to the nearest whole currency denomination) shall be payable at the rates stated below, or at such other rate as the Bank may from time to time determine, on such amounts payable and not paid when due or upon demand until the date of actual payment (“Unpaid Sum”), as the case may be, and on any utilisation in excess of the approved limit for the following Facilities:

(i)	in respect of any Singapore Dollar denominated Facilities on term basis - at the rate of 3% per annum above the rate charged for such Facilities of such duration as we may determine,

(ii)	in respect of TR Facilities - at such rate(s) per annum as may be stipulated in any of the Bank’s form, agreement or the Bank’s terms and conditions for TR Facilities,

(iii)	in respect of all other Facilities (not referred to in sub-clauses (i) and (ii)) granted in Singapore Dollars - at the rate of 5% per annum above our SGD Prime Rate or 3% per annum above the rate charged for such Facilities, whichever is the greater,

(iv)	in respect of any foreign currency denominated Facilities - at the rate of 2% per annum above the rate charged for such Facilities of such duration as we may determine unless expressly provided otherwise in any of the Bank’s form, agreement or the Bank’s terms and conditions for such Facilities.

Default interest, compounded on such basis as may be determined by us, is subject to our review and may be amended from time to time.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

4.	Facility Fee

A non-refundable facility fee of S$2,000 is payable upon acceptance of this Letter of Offer.

5.	Annual Fee

An annual fee of S$1,000 (or such other amount as we may determine from time to time) shall be payable annually so long as the Facilities are being made available to you.

6.	Purpose

OD is for the financing of your working capital requirement.

FAC is for your account receivable financing requirement.

7.	Use of Facilities

All Facilities granted in Singapore Dollars shall, unless otherwise agreed to by us, be utilised only in Singapore.

8.	Security

The Facilities and all monies owing shall be secured by:

(a)	Fresh first legal Mortgage of 39 Woodlands Close #08-11 Mega@Woodlands Singapore (the “Property”) for all monies which may be owing by you to us from time to time.

(b)	Existing first fixed Charge over all your rights, benefits, interests and titles under, in and to all your present and future contracts financed by us, and the receivables, contract proceeds and all monies from time to time standing to the credit in your account(s) with us.

(c)	Existing continuing personal joint and several Guarantee for all monies by Vivian Teo Jer Neng and Ho Teck Hong.

9.	Availability

The first drawdown of the Facilities shall be made (i) within three (3) months from the date of this Letter of Offer or (ii) where any part of the Facilities is to be secured by a Property where separate title has been issued, within four (4) months from the date of this Letter of Offer, or (iii) such later date as we may agree at our absolute discretion, subject to completion of all legal documentation.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

10.	Valuation

This offer of Facilities is subject to us receiving an up to date formal valuation of the Property (dated not earlier than three (3) months prior to the proposed date of disbursement of the Facilities) addressed to us by a valuer on our approved panel, specifying the current market value of the Property to be not less than S$490,000.

11.	Legal Searches

The Facilities are granted subject to us being satisfied with the results of our winding-up, bankruptcy, causebook, title, property searches and all other searches as we deem necessary. In the event that any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the Facilities.

12.	Changes in Constitution

The mortgage of the Property and/or any security mortgaged, charged or pledged to us or over which we have a lien or right of set-off or otherwise howsoever taken from time to time by us as security (“the securities”) shall continue to be binding and enforceable notwithstanding any change in your constitution (if a firm or a limited liability partnership) whether by death, insanity, retirement, expulsion, admission or any change in your partners or otherwise and notwithstanding that the firm or limited liability partnership no longer carries on business or that the owner of the securities or any of the partners named in the securities ceases to be a partner of the firm or limited liability partnership or by any change howsoever in its constitution.

13.	Review

We may at our absolute discretion from time to time review and without prior notice vary, decrease, restructure, withdraw, cancel and/or recall the Facilities or any part thereof and/or require all or part of the monies outstanding under the Facilities to be repaid.

14.	Expenses

All costs and expenses whatsoever including valuation fees, abortive costs, audit confirmation costs and legal costs and disbursements of whatsoever nature incurred by us shall be borne by you irrespective of whether the Facilities herein or the Security is proceeded with or aborted for whatever reason. All costs and expenses including legal costs and expenses incurred by us in enforcing the payment of monies owing in respect of the Facilities and/or the Security shall be payable by you on a full indemnity basis.

15.	Fire Insurances

You are and/or shall procure the security provider is required to, at all times:

(a)	insure each Property/the assets charged/to be charged to us, at your cost, with Etiqa Insurance Pte Ltd (“Etiqa”) (subject to Etiqa’s acceptance of the risk) or such other insurance company approved by the Bank (“Approved Insurer”) to the extent of its full insurable value against fire and such other risks as we may from time to time determine and/or require. Where such insurance is taken up with an Approved Insurer, we shall be entitled to debit an annual administrative fee of S$200 for each Property/ asset from any of your accounts maintained with us upon (aa) the renewal of the Insurance Policy (defined below) or (bb) the changing of the Approved Insurer, other than to Etiqa;

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

(b)	ensure that the insurance policy taken up with Etiqa/the Approved Insurer (“Insurance Policy”) shall (aa) contain mortgagee, non-cancellation and loss payable clauses, (bb) name the Bank as loss payee/mortgagee, (cc) be renewable and remain in full force at all times and (dd) not be amended without the Bank’s prior written approval;

(c)	provide us with the originals of the Insurance Policy and evidence of premium payment and any updates to the Insurance Policy (where applicable) for so long as any of the Facilities (secured by that Property /the assets) remain outstanding; and

(d)	set up and maintain a GIRO arrangement to allow Etiqa to debit your account maintained with the Bank towards payment of the insurance premium for the Insurance Policy taken up with Etiqa. A fee may be imposed for each unsuccessful debiting or the Bank may also at our discretion allow the debiting even if this results in an overdraft on your account and impose charges accordingly.

You hereby further authorise the Bank at our discretion, throughout the currency of any of the Facilities, to inter-alia:

(a)	forward your application for insurance for each Property/asset on your/the security provider’s behalf and to disclose to Etiqa/the Approved Insurer any information whatsoever on you/the security provider and on that Property/asset to be insured;

(b)	where the Insurance Policy is taken up with the Approved Insurer, arrange for insurance to be taken up with Etiqa should the Bank not received the renewed insurance policy upon the expiry of the existing Insurance Policy;

(c)	where the Insurance Policy is arranged by us to be taken up with Etiqa, debit any of your accounts maintained with us as payment of premium to Etiqa; and/or

(d)	deal directly with Etiqa/the Approved Insurer as the Bank deems necessary.

For the avoidance of doubt, such authorisation in no way diminishes or alters any of your /the security provider’s obligations as the insured party in respect of the insurance and the Bank is not obliged in any way to deal directly with Etiqa/the Approved Insurer in the event of your/the security provider’s non-compliance with these provisions.

16.	Taxes

Any goods and services tax or other levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by us or any expenses to be incurred by us shall (except to the extent prohibited by law) be borne by you.

17.	Opportunity to Bid and Right to Match

In the event that you or any of your subsidiaries plan for listing or require any other investment banking services, we shall be informed of such requirements and we or our affiliate shall be given the opportunity to provide a bid, and to match the best offer, for the provision of advice on the listing or the investment banking services required.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

18.	General Conditions

(a)	The Terms and Conditions for Banking Facilities annexed hereto (Form No. MSL-113-0721) and any other standard terms and conditions relating to any of the Facilities shall apply. In the event of any inconsistency between the terms in this Letter of Offer and that set out in the Terms and Conditions for Banking Facilities, and/or any other standard terms and conditions relating to any of the Facilities, the terms in this Letter of Offer shall apply.

(b)	If we provide you with any LC, TR, SG, FBEP, OAT, TBD or BG facilities or any other banking services in relation to any trade transaction involving the trading of goods or services in which you are the buyer or seller of those goods and services (collectively, “Trade Services”), the following terms and conditions (each as may be amended or supplemented from time to time) will also apply to you:

(1)	General Trade Terms;
(2)	Standard Terms;
(3)	Country Supplement (Singapore) applicable to the General Trade Terms and Standard Terms; and
(4)	the terms and conditions set out in application forms for a particular Trade Service.

The above terms and conditions are incorporated by reference in this Letter of Offer and form an integral part of the agreement between you and us. Copies of (1), (2) and (3) are attached to this Letter of Offer.

In the event of any inconsistency between the terms in this Letter of Offer and those set out in the above terms and conditions, Clause 10.3 of the General Trade Terms shall apply to determine the order of precedence in respect of such documents.

(c)	If we request, you must credit to an account designated by us a sum (the “Cash Collateral”) in an amount in any currency as we may in our discretion determine under or in relation to any contingent liabilities and for all notes or bills accepted, endorsed or discounted including but not limited to any SBLC and/or BG (“Payment Instrument”). You agree that we may use such Cash Collateral to meet any payment under any Payment Instrument or to satisfy any and/or all payment obligations at any time due, owing or incurred by you or any of your related corporations to us and/or any of our related corporations, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity) (“Payment Obligations”). We are not obliged to return any Cash Collateral to you until all the Payment Obligations which the Cash Collateral is covering has been (in our opinion) satisfied or discharged in full. No interest shall accrue on the Cash Collateral unless we otherwise agree in writing.

(d)	You shall open and maintain a Maybank SGD current account (the “Account”) with us for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the Facilities. You will:

(a)	utilise the services provided by us in connection with the Account and conduct your banking transactions through us using the Account; and

(b)	channel a proportionate amount of your cash management activities and banking transactions (such as transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to us.

The volume of your banking transactions and cash management activities shall commensurate with the amount of Facilities granted.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

(e)	The availability of the Facilities is conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to us and to our solicitors.

(f)	The Facilities are granted and may be availed to you subject to the availability of funds.

(g)	An administrative fee of S$500 (prevailing GST will be levied) per annum is payable to us for every title deed that the Bank is safe-keeping for fully repaid facilities. The administrative fee will be deducted from your bank account(s) on an annual basis and/or payable by you upon collection of the title deed(s) from the Bank for discharging of the charge.

(h)	Without prejudice to any other rights that we and/or any of our related corporations may have, we and/or any of our related corporations shall have the right (without any obligation) at any time, without prior notice, to debit your account and/or to debit the balance of the Facilities with all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by us or any of our related corporations to you or any of your related corporations, provided no such debiting shall be deemed to be a payment of the amount due (except to the extent of any amount in credit in your account) or a waiver of any event of default under this Letter of Offer, any security documents or any other agreement relating to the Facilities. If such debiting causes your account to be overdrawn, interest shall be payable accordingly.

(i)	You are required to submit to us the following prior to the first utilisation of the Facilities:

(i)	a copy of your Constitution certified as a true copy by your director/company secretary.

(ii)	a copy of your Certificate of Incorporation certified as a true copy by your director/ company secretary.

(iii)	an extract of the Board of Directors’ Resolutions/an extract of Minutes of meeting of the Directors of your company certified as true extract EITHER: -

(a)	by your director and another director/your company secretary

OR

(b)	by your company secretary

duly authorising:

(X)	the acceptance of the Facilities upon the terms stated herein;

(Y)	the appointment of an authorised signatory(ies) to execute on behalf of your company all legal documents, notices and any other documents connected with the Facilities; and

(Z)	that in the event that any legal document, notice or other document connected with the Facilities is to be executed by your company as a deed, any director and the company secretary of your company or any one or more directors of your company be authorised to execute such legal document, notice or other document as a deed on behalf of your company in accordance with the Companies Act, Chapter 50 of Singapore and/ or that the Common Seal of your company be affixed to such legal document, notice or other document in accordance with your company’s Constitution.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

(iv)	a memorandum of understanding from third party mortgagors upon execution of the Mortgage(s).

(v)	all original insurance policies and assignments required by us and evidence of payment of all premiums.

(vi)	any other documents which we may reasonably require in connection with the Facilities.

Provided that we shall have the right to waive the requirement of any document or any condition and grant and advance any amount under the Facilities at any time.

19.	Special Conditions

(a)	You are to maintain a minimum tangible net worth of S$1,000,000 during the currency of the Facilities.

(b)	You are to maintain a gearing ratio of not exceeding 7x during the currency of the Facilities.

(c)	FAC proceeds are to be utilised to settle your TL-TBL instalments first.

A person who is not a party to this Letter of Offer may not enforce its terms pursuant to the Contracts (Rights of Third Parties) Act of Singapore.

We trust that the above arrangement is satisfactory to you.

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this Letter of Offer within 14 days from the date hereof, together with a certified true extract of your Board Resolution, in the form attached, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

Yours faithfully

for Maybank Singapore Limited

/s/ Sebastian Ng	/s/ Jaslyn Fvo
Sebastian Ng	Jaslyn Fvo
Head - Business Development	Business Development Manager
J. Sultan Business Centre	J. Sultan Business Centre

Enc.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

TERMS & CONDITIONS: FACTORING FACILITY ( “FAC”)	ANNEXURE A

1. Initial Percentage	:

Not exceeding 80% of the Net Invoice Value or up to 40% of uncertified claim and balance 40% upon presentation of certification or such other percentage as may be agreed by us from time to time at our sole discretion.

2. Service Charge	:	0.4% of the Gross Invoice Value or Progress Claim (subject to minimum sum of S$6,000 per annum).

3. Discount Charge	:	Our SGD Prime Rate (currently 5.25% per annum) payable monthly on the first day of each month.

Discount charge is subject to variation in accordance to prevailing market conditions and at our discretion.

4. Administrative Charge	:	1% per month of the outstanding amount owing by the Customers on such Invoice being part or all the Net Invoice Value of such Invoice, payable on the first day of each subsequent month commencing more than 150 days from the date of the Invoice.

5. Cancellation Charge (Before activation of FAC)	:	If the facility is cancelled or otherwise aborted, for any reason whatsoever, after acceptance of the facility but before utilisation, then a cancellation charge of S$1,000 is payable. You hereby authorise us to debit the sum of S$1,000 from your account maintained with us or the cancellation charge is to be paid by cheque.

6. Early Termination Charge (After activation of FAC)	:	1% of the amount of the Maximum Advance Limit if all amounts owing under the facility is fully repaid and the facility is terminated within one (1) year from the date of this letter and shall be payable on the date of termination.

7. Maximum Advance Limit (Client)	:	S$1,000,000

8. Invoice Credit Term	:	Up to 35 days from invoice date.

9. Settlement Date/Financing Period	:	Up to 75 days from invoice due date/progress claim date.

10. Customers	:	The firms/companies as set out below or such other firms/ companies acceptable to us as we may at our discretion decide.

On Notification basis
SP PowerAssets Limited

We reserve the right to review and vary the advance limits of the Customers or not to make any advance payments at all at our discretion.

9

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

11. Effectiveness of Assignments	:	(a)	You represent and warrant that there is no prohibition on assignment in any contract relating to any Invoice or if such prohibition exists, all consents required to give effect to all assignments of the Invoice in the Factoring Agreement (the “Required Assignments”) have been obtained.

		(b)	If notwithstanding the above, any Required Assignment in respect of any Invoice accepted by us is not legal, valid or binding in any way in respect of yourself or the Customer (as defined in the Factoring Agreement), all monies paid by us to you in respect of such Invoice shall be immediately and irrevocably repaid to us and until such repayment, shall be deemed to be a loan to you which shall be secured, amongst others, by the Charge over Contract.

12. Right of Recourse	:	The Factoring facility is granted on a recourse basis and you shall fully indemnify us for any non-payment or late payment by the Customers.

13. Stamp & Legal Fees	:	You shall bear all the stamp fees and legal costs (if any) incurred by us and by you in the negotiation, preparation, execution and registration of the above documents notwithstanding whether the facility is proceeded with or aborted.

14. Change of Circumstance	:	If there is at any time in our opinion of any material adverse change in the affairs and financial condition of your firm/company and/or your guarantors, we shall - without prejudice to our right - demand for any such additional security as we may require and/or to increase the pricing of the aforesaid facilities and/or impose further terms and conditions.

15. Change of Ownership	:	In the event of a material change in the ownership of the firm/company, we reserve the right to call for full immediate repayment of some or all the facilities.

16. Periodic Review	:	(a)	This facility is subject to our periodic review and it shall be within our sole and absolute discretion to require any prepayments and/or call for additional security and/or impose any terms and conditions and/or to decide whether the facility shall be continued.

		(b)	Notwithstanding the foregoing provision, we reserve the right to terminate this facility at any time and this facility shall be repayable on demand.

17. Pre-conditions of Facility Utilisation	:	(a)	You shall obtain a waiver from all debenture holder (if any) before activation of facility.

		(b)	The following documents shall be submitted for each advance:

(i)	Email/Original/Certified True Copy Letter of Award/ Contracts/Proof of Orders.
(ii)	Email/Original/Certified True Copy Tax Invoice/Claim

(iii)	Email/Original/Certified True Copy Payment Certificate/Service Entry Sheet or any other relevant documents indicating job done.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

		(c)	Execution of such other documents by you as deemed necessary by us or our solicitors.

18. Other Conditions	:	(a)	All advances are to be credited to your account maintained at Maybank Singapore Limited.

(b)

You shall submit to us for our onward transmission on your behalf 3 originals each of the Notification Letter in the form attached, addressed to each Customer. They are to be duly acknowledged by the factored Customers prior to the implementation of the Factoring facility.

		(c)	You are to submit to us an original Letter of Undertaking by you to deposit all progress payments and proceeds into our Maybank FAC collection account.

		(d)	You shall submit a Letter of Authorisation to allow us to debit from your current account for all charges and debts owing to us.

		(e)	You shall notify all your Customers to remit all monies due into our Maybank’s Factoring collection account.

		(f)	You shall submit to us your annual financial accounts as soon as available or not later than 180 days from your fiscal year-end date.

		(g)	All terms and conditions of the Factoring Agreement are subject to amendment by us at our discretion from time to time.

		(h)	Any other terms and conditions as stipulated by us from time to time shall also apply.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

19. Taxes	:

Any goods and services tax and any penalties or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act 1993) or required to be paid in respect of any monies payable to or received or receivable by us or any expenses incurred by us shall (except to the extent prohibited by law) be borne and paid by you and you shall reimburse us in full on demand for the said payments and until paid, interest shall be charged thereon at the rate of 1.5% per month or such other rate as may be prescribed from time to time by us.

20. Rights of Consolidation & Set Off	:

In addition to any lien right of set-off or any other rights which we may have, we shall be entitled at any time without notice to you to combine or consolidate all or any of your accounts and liabilities, whether alone or jointly with any other person with or to the firm/Company anywhere or set-off or transfer any sum or sums standing in one or more of such accounts in or towards satisfaction of any of your liabilities whether alone or jointly with any other person to the firm/Company on any other account or in any other respect whether such liabilities be actual or contingent primary or collateral.

21. Collection, Use or Disclosure of Information	:

You irrevocably consent to and (where relevant) shall procure that all relevant individuals whose personal data has been disclosed to us (including authorised signatories and representatives) shall consent to us and our officers collecting, using and disclosing to any guarantor(s), co-debtor(s), co-mortgagor(s), joint-account holder(s), surety or any of our branch, related company or head office or any authority or potential assignee or transferee, or, where applicable, to each and all of your auditors from time to time appointed (past or present), information relating to the monies and other particulars relating to the Facilities and your accounts with us to the extent that the information is personal data, in connection with the purposes set out in the Maybank Data Protection Policy (accessible at: www.maybank2u.com.sg) or as otherwise required or permitted in accordance with applicable law.

22. Use of Facilities	:	All facilities granted in Singapore Dollars shall, unless otherwise agreed by us, be utilised only in Singapore.

23. Waiver	:

No delay or omission on Maybank’s part in exercising any of Maybank’s rights, powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights, powers or privileges shall not preclude subsequent enforcement of any such rights, powers or privileges which have, or have not been fully exercised.

In the event of inconsistency between the terms of this Letter of Offer and the Factoring Agreement, the terms of this Letter of Offer will prevail.

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

ACCEPTANCE

To:	Maybank Singapore Limited

We refer to your Letter of Offer dated_________________.

We hereby:

(1)	Accept your offer of banking facilities on the terms and conditions above stated;

(2)	Authorise you to debit our account with your Branch below stated for all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by you or any of your related corporations to *me/us or any of our related corporations.

Our Account	:
No Branch	:	[Name of Branch]
Our solicitors are	:	[Name of law firm]
Address
Telephone
Facsimile
Attention:

/s/ Ho Teck Hong
Signed by	Ho Teck Hong
For and on behalf of	Vistek Pte Ltd

Date:	10/01/2022

Company’s Rubber Stamp

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MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

Surety Confirmation

l/We refer to the Bank’s letter of offer dated__________________ (“Letter of Offer”).

I/We are aware of the facilities granted by the Bank in the Letter of Offer (“Facilities”) and l/we agree to stand as surety(ies) in accordance with the terms and conditions stated in the Letter of Offer and the security documents signed and provided by me/us (“Security Documents”). I/We understand that if the borrower named in the Letter of Offer (“Borrower”) fails to pay any amount under the Facilities granted in the Letter of Offer, the Bank has the right to require me/us to pay any outstanding amount under the Facilities, together with any interest rate charged on the Facilities and all other related costs, up to such amount as l/we have agreed to provide as security for the Facilities. I/We are aware that the Bank may require me/us to pay without taking any legal action against the Borrower or selling or otherwise disposing of any assets provided as collateral for the Facilities. In addition, l/we understand that the Bank can take legal action against me/us if l/we fail to pay the amount claimed by the Bank under the Facilities. I/We confirm that the terms of the Letter of Offer have been duly explained to me/us in a language l/we understand and that l/we fully understand the said terms. I/We further confirm that l/we signed the Letter of Offer voluntarily and without any undue influence. I/We understand and acknowledge that it is in my/our best interest to obtain independent legal advice before standing as surety(ies) for the borrower in respect of the Facilities.

/s/ Vivian Teo Jer Neng		/s/ Ho Teck Hong
Name:	Vivian Teo Jer Neng	Name:	Ho Teck Hong
NRIC:	S8278222B	NRIC:	S2557778G
Date:	10/1/2022	Date:	10/01/2022

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SPECIMEN (for company) [* To delete where necessary]

[BORROWER’S COMPANY LETTERHEAD]

*Extract of Directors’ Resolutions in writing passed on \date resolutions are passed] pursuant to the Company’s Constitution.

OR

*Extract of Minutes of a meeting of the Board of Directors of the Company held on \date of meeting].

RESOLVED:

(1)	That it is in the best interests of the Company to obtain and accept the offer of banking facilities (“Facilities”) from Maybank Singapore Limited (“Maybank”) on such terms and conditions and on the security as set out in Maybank’s Letter of Offer dated ______________ (ref: I Bank’s reference] ), as may be supplemented, modified or amended from time to time (collectively referred to as “Letter of Offer”) and the transactions described therein.

(2)	That approval be and is hereby given for the Company to accept the Letter of Offer and execute the acceptance to the Letter of Offer.

(3)	That ______________ or _____________, whose specimen signatures appear herein, be authorised to accept, execute, sign and deliver the acceptance to the Letter of Offer and any notices, letters, agreements, forms, security documents or other documents in relation to any of the Facilities, the Letter of Offer, the transactions described therein or any facility or service made available by Maybank from time to time in relation to any of the Facilities for and on behalf of the Company including but not limited to approving on behalf of the Company any amendments, additions, modifications and/or variations to the Facilities and the Letter of Offer (which approval shall be conclusively evidenced by the signing or sealing thereof or a copy thereof)

[Specimen Signature]	[Specimen Signature]

Name:	Name:
Title:	Title:

(4)	That in the event that any security document or other document or instrument is to be executed by the Company pursuant to or incidental to the Facilities and the Letter of Offer as a deed, any director and the company secretary of the Company or any one or more directors of the Company be authorised to execute such security document and such other document and instrument as a deed on behalf of the Company in accordance with the Companies Act, Chapter 50 of Singapore or the Common Seal of the Company be affixed to such security document and such other document and instrument in accordance with the Constitution of the Company.

Certified True Extract

(Authorised Signatory)		(Authorised Signatory)
Director:	[Name]	Director/Company Secretary:	[Name]

Date:

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